United States
                       Securities And Exchange Commission
                             Washington, D.C. 20549

                            Schedule 14C Information
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

         [ ]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]

         [x]      Definitive Information Statement

                            AmeriNet Group.com, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 .

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                          Information Statement Page 1

                            Amerinet Group.com, Inc.
                      A publicly held Delaware corporation

Notice of Annual Meeting of Stockholders to be Held December 21, 2000

     Notice is hereby given that the annual meeting of stockholders of AmeriNet Group.com, Inc., a Delaware corporation (the "Annual Meeting of Stockholders" and "our company," respectively) will be held at the Ocala Hilton located at 3600 Southwest 36th Avenue; Ocala, Florida 34474 at 1:00 p.m., on Thursday, December 21, 2000, Eastern Standard Time, for the following purposes:

* To elect up to eleven directors to hold office until the next annual meeting of our company's stockholders and until their respective successors have been duly elected and qualified;

*        To ratify the appointment of independent accountants;

* To approve compensation for officers, directors and employees of our company and its subsidiaries pursuant to a plan providing for the issuance of non-qualified stock options or incentive stock options; and

* To transact any other business that may properly come before the Annual Meeting of Stockholders.

     We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

     Admittance to the Annual Meeting of Stockholders will be limited to stockholders eligible to vote or their authorized representatives, as determined based on our company's stock transfer records at the close of business on November 15, 2000. Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted upon proof of ownership. This Information Statement is first being mailed to our company's stockholders on or about November 22, 2000.

     Stockholders requiring directions can obtain them by contacting our company at its main telephone number.

     By order of the board of directors

Dated:   November 22, 2000

                             /s/ Vanessa H. Lindsey
                               Vanessa H. Lindsey
                                    Secretary

                            Crystal Corporate Center
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431 Telephone (561) 998-3435 Fax (561) 998-4635 E-mail webmaster@amerinetgroup.com

                          Information Statement Page 2

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                             INFORMATION STATEMENT

     This Information Statement is being mailed, beginning November 22, 2000, to owners of shares of our company's common stock in connection with the 2000 Annual Meeting of Stockholders. The Date of this Information Statement is November 22, 2000.

     We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

                                    CONTENTS

Item                                                                    Page
----                                                                    ----
Available Information                                                        3
Caveat Pertaining to Forward Looking Statements                              4
Contents                                                                     3
Date, Time and Place of Meeting                                              4
Voting Procedures                                                            4
Description of Business                                                      5
Description of Property                                                      5
Legal Proceedings                                                            5
Market for Common Equity and Related Stockholder Matters                     5
Management's Discussion and Analysis or Plan of Operation                    5
Changes in and Disagreements With Accountants on Accounting and
      Financial Disclosure                                                   6
Audit Committee Report                                                       6
Financial Statements                                                         6
Board of Directors                                                           6
Executive Compensation                                                       6
Certain Relationships and Related Transactions                               6
Compliance with Section 16(a) of the Exchange Act                            7
Election of Directors                                                        7
Ratification of Appointment of Independent Accountants                      11
Plans of Compensation                                                       11
Interest of Certain Persons In or Opposition to Matters to be Acted Upon    13
Submission of Stockholder Proposals and Director Nominations                13
Other Business                                                              13

                              AVAILABLE INFORMATION

     The public may read and copy any materials filed by our company with the Commission at the Commission's Public Reference Room at 450 Fifth Street, Northwest, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding our company and other issuers that file reports electronically with the Commission, at http://www.sec.gov. Our company maintains a web site at http://www.amerinetgroup.com. Any stockholder entitled to vote at the Annual Meeting of Stockholders may obtain copies of our company's report on Form 10-KSB for the fiscal year ended June 30, 2000 (without exhibits) at no cost by writing to AmeriNet Group.com, Inc., Crystal Corporate Center; 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431, attention Charles J. Scimeca, corporate information officer. Exhibits will be provided if specifically required, subject to payment of the actual reasonable costs of copying, handling and transportation.


                            AmeriNet Group.com, Inc.
                            Crystal Corporate Center
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431 Telephone (561) 998-3435, Fax (561) 998-4635;E-mail webmaster@amerinetgroup.com


                          Information Statement Page 3

                 CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Commission. This report contains "forward looking statements" relating to our company's current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this Information Statement that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond our company's control. Should one or more of these risks or uncertainties materialize or should our company's underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

     The information in this Report is qualified in its entirety by reference to the entire Report; consequently, this Report must be read in its entirety. Information may not be considered or quoted out of context or without referencing other information contained in this Report necessary to make the information considered, not misleading.

                         DATE, TIME AND PLACE OF MEETING

     Our Annual Meeting of Stockholders will be held at the Ocala Hilton Hotel located at 3600 Southwest 36th Avenue; Ocala, Florida 34474 at 1:00 p.m., on Thursday, December 21, 2000, Eastern Standard Time. Our company's principal executive offices are located at Crystal Corporate Center; 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431. Its main telephone number is
(561) 998-3435 and its main fax number is (561) 998-4635. Our company's e-mail address is webmaster@amerinetgroup.com. Stockholders requiring directions can obtain them by contacting our company at its main telephone number.

                                VOTING PROCEDURES

     We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

     Your shares can only be voted at the Annual Meeting of Stockholders if you are present or represented by proxy. You may revoke any proxies granted at any time before it is voted, by written notice to the Corporate Secretary, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting of Stockholders.

Who Can Vote?

     Stockholders as of the close of business on November 15, 2000 are entitled to vote. On that day, approximately 12,465,172 shares of common stock will be outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting of Stockholders. A list of stockholders eligible to vote will be available at our company's offices located at the Crystal Corporate Center; 2500 Military Trail, Suite 225-C; Boca Raton, Florida 33431, beginning November 22, 2000. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting of Stockholders.

How Do I Vote?

     By attending the Annual Meeting of Stockholders and voting in person, or granting a properly executed proxy to a third party. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.


                          Information Statement Page 4

How Are Votes Counted?

     The Annual Meeting of Stockholders will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. "Broker non-votes" occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by ten days before the Annual Meeting of Stockholders. In this event, the nominees may vote those shares only on matters deemed routine by the NASD, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called "broker non-vote" on that matter. Because proposals must be approved by a majority of the votes cast, broker non-votes and abstentions have no effect on a proposal's outcome. Because directors are elected by a plurality of the votes cast, votes withheld from some or all nominees for director could have an effect on the outcome of the election.

Who Will Count The Vote?

     Our company's secretary, Vanessa H. Lindsey, will tally and certify the vote.

Is My Vote Confidential?

     The decision as to voting procedure will be determined by the stockholders at the Annual Meeting of Stockholders.

                             DESCRIPTION OF BUSINESS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the description of our business is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                             DESCRIPTION OF PROPERTY

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the description of our property is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                                LEGAL PROCEEDINGS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the description of our legal proceedings is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, our description of the market for our common equity and related stockholder matters is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, our management discussion and analysis and plan of operation is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.


                          Information Statement Page 5

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, our discussion of changes in and disagreements with accountants on accounting and financial disclosure is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                             AUDIT COMMITTEE REPORT

     The members of our audit committee have jointly provided our board of directors with a letter stating that they have reviewed the company's audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61, as modified or supplemented, have received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number One and have discussed with the independent accountants the independent accountant's independence.

     Based upon this review and the discussions referred to above the audit committee has recommended to our board of directors that the audited financial statements be included in the our Annual Report to Stockholders and ratified its inclusion in the Form 10-KSB for the year ended June 30, 2000 year filed with the Commission.

                              FINANCIAL STATEMENTS

     Our most current financial statements have been filed with the Commission as part of our report on Form 10- QSB for the quarter ending September 30, 2000. Our audited financial statements for our fiscal year end (June 30, 2000) and most current unaudited financials (for the fiscal quarter ended September 30, 2000) are also included in our Annual Report to Stockholders which is enclosed with this Information Statement.

                        EXECUTIVE OFFICERS AND DIRECTORS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to our executive officers and directors is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                             EXECUTIVE COMPENSATION

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to executive compensation is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                               BOARD OF DIRECTORS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to our board of directors is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to our voting securities and principal holders thereof is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to certain relationships and related transactions is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.


                          Information Statement Page 6

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     As permitted by Rule 12b-23 promulgated by the Commission under authority of the Exchange Act, the information pertaining to certain relationships and related transactions is incorporated by reference from our Annual Report to Stockholders, a copy of which is enclosed with this Information Statement.

                              ELECTION OF DIRECTORS

         Under the terms of our company's bylaws, its board of directors currently consists of ten members, one designated by the former stockholders of Wriwebs.com, Inc., a Florida corporation, acquired by our company on November 11, 1999. The eight nominees named on the following pages have been recommended to the board of directors by the Yankee Companies, Inc., a Florida corporation that serves as our company's strategic consultant. They include:

* Seven of the ten current directors who have been re-nominated by the board of directors to serve as directors for an additional one-year term (Messrs. Saul B. Lipson, Michael A. Caputa and Michael Jordan have not been re-nominated);

*    Mr. Cantley has been nominated as Audit Committee Chairman; and

* Douglas L. Wilson, Esquire, who was recently engaged as our company's general counsel, who has been recruited as an independent director qualified to chair the audit committee of our company's board of directors.

     Each nominee has consented to stand for election and has executed an agreement to serve as a member of our board of directors , if elected (a form of which is included as an exhibit to this Information Statement"), delineating his or her anticipated responsibilities and in certain cases, anticipated compensation (based on the proposed plan to be submitted to the stockholders at the Annual Meeting of Stockholders). Consequently, the board of directors does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting of Stockholders, the stockholders may either elect less than eleven directors or elect other currently unknown persons properly nominated at the meeting. The designation of substitute nominees by the board of directors is authorized in our company's Bylaws for the 2000 Annual Meeting of Stockholders. If no substitute nominee(s) are designated, the size of the board of directors will be reduced. Director elections are determined by a plurality of the votes cast.

                               Director Nominees

     The following biographies provide a brief description of each nominee's principal occupation, business experience, age and directorships held in other public corporations as of November 15, 2000.

Edward Carl Dmytryk, Director

     Mr. Dmytryk, age 54, serves as a member of our company's board of directors and as a member of its audit committee. He graduated summa cum laude from The Citadel, the Military College of South Carolina, in 1968 with a bachelor of science degree in business administration. From 1968 until 1973, Mr. Dmytryk served in the United States Air Force as a fighter and instructor pilot, attaining the rank of captain (regular United States Air Force). From 1973 until 1975, he served as a sales manager for Wulfsberg Electronics, Inc., a national avionics firm specializing in airborne radio telephone systems and headquartered in Overland Park, Kansas. From 1976 until 1981, he served as a regional sales manager for Polaroid Corporation a multi faceted imaging company headquartered in Cambridge, Massachusetts. From 1981 until 1985, he served as vice president of sales for West Chemical, Inc., a company involved in the manufacture of animal health feed additives, pharmaceutical products, iodophor concentrates and specialty chemicals, headquartered in Princeton, New Jersey. From 1985 until 1986, he served as vice president for sales and marketing at Animed, Inc., a veterinary products manufacturing company specializing in sales to veterinarians, headquartered in Roslyn, New York. From 1987 until 1988, he served as president of Mac's Snacks, Inc., the world's largest processor of pork rinds, headquartered in Grand Prairie, Texas. From 1988 until 1995, he served as the chief operating officer for Bollinger Industries, Inc., a fitness products manufacturer headquartered in Irvine, Texas. Since June of 1990, he has been the owner and chief executive officer of Benchmark Industries, Inc., a metal fabrications company headquartered in Fort Worth, Texas. Since September of 1999

                          Information Statement Page 7
he has served as the president of GNR Health Systems, Inc., a physical therapy products sales company located in Ocala, Florida. In addition, he currently serves as president and chief financial officer of Sohn, Inc., located in Roswell, Georgia, a company specializing in marketing, sales, and installing fitness products in the hospitality and apartment market (fitness centers in hotels, condominium complexes, and apartments through the United States.)

Lawrence R. Van Etten, Acting president and chief operating officer.

     Mr. Van Etten, age 63,was elected as acting president and chief operating officer and a member of our Company's board of directors on May 22, 2000. Mr. Van Etten graduated from New York Military Academy, Cornwall On Hudson, New York in 1954;attended Gettysburg College, Gettysburg, Pennsylvania from 1954 -1956 and Marist College, Poughkeepsie, New York from 1981-1982 . He was employed by IBM from 1956, until 1987, where he held several senior management positions including Corporate Control Operations Manager, Corporate Scheduling Manager and Director of Logistics Special Processes. Since leaving IBM, Mr. Van Etten has served as an executive with several companies in the United States and Canada [Vice President - Remtec, Inc. Chambly, QC - Manufacturer of Refueling Vehicles 1987-1988; Vice President - The Enterprise Group - Clearwater Florida - Development Of New Business Opportunities 1993-1994; Vice President - International Digital Communications Systems, Inc. - Miami, FL - Telecommunications Sales - 1996-1998; President Techtel Communications, Inc., Pompano Beach, FL- CLEC Service Provider 1998 - 1999 ] and owned and managed his own consulting company [LVE & Associates - US & Canada - Several long term contracts with Toyada Gosei, Best Glove Canada, Remtec, Inc. Prestige Auto & Strategic health Development Corporation]. Much of his recent work experience has dealt with business management systems, materials management, management development, personal computer application software and the Internet. Since May 31, 2000, Mr. Van Etten has serves as a member of the board of directors of Colmena Corp., a publicly held Delaware corporation.

David K. Cantley, Vice president, treasurer and chief financial officer.

     David K. Cantley, age 62, was elected as our company's vice president, treasurer and chief financial officer on February 17, 2000 and as a member of its board of directors effective July 1, 2000. Mr. Cantley graduated from Yale University in 1959. From 1959 through 1964, except for six months active duty with the Pennsylvania National Guard, he worked in his family's structural steel contracting business, Cantley & Co., Inc., Philadelphia, Pennsylvania. In 1965 he joined the Stouffer Corporation, headquartered in Cleveland, Ohio where he held various management positions from 1965 through 1974. In 1974 he returned to Philadelphia and rejoined the family business, Cantley & Co., Inc., where he served as vice-president until 1978. From 1978 to 1981 Mr. Cantley was employed as general manger of the Great Bay Resort & Country Club, Somers Point, New Jersey. In 1981 he joined Bally's Park Place Casino, Atlantic City, New Jersey where he was employed as dealer, floor man and pit boss until 1984. From 1984 to 1992 he served as vice- president of Hotel Properties, Inc., Somers Point, NJ, a private company in the hospitality real estate development, construction and management business. He served as president of Full House Resorts, Inc. (NASDAQ:
FHRI) from its inception in 1992 to 1995. From 1995 to 1999, Mr. Cantley was associated with Nevada Gold & Casinos, Inc. (OTC Bulletin Board: UWIN) as project director and financial advisor. He remains an advisory director of Nevada Gold & Casinos. Mr. Cantley joined Trilogy International in July 1999 as its chief financial officer.

Vanessa H. Lindsey, Director, secretary and chief administrative officer

     Vanessa H. Lindsey, age 29, was elected as our company's secretary on November 11, 1999 and as a member of our board of directors on April 6, 2000. From 1993 to 1995 she was employed by Accell Plumbing Systems, Inc., an Ohio corporation, as that company's office manager and bookkeeper. Since 1995 she has been employed by Diversified Corporate Consulting Group, L.L.C., a Delaware limited liability company, engaged in providing diversified consulting services and in filing EDGARized documents for clients with the Commission, as that company's chief administrative officer. Since 1996 she has been employed by the Southeast Companies, Inc., a Florida corporation, involved in the entertainment industry, in business and political consulting and as a licensed mortgage brokerage company, as its chief administrative officer and currently serves as its vice president and secretary. She is also the secretary and chief administrative officer for the Yankee Companies, Inc., which serves as our company's strategic consultant, and, for Southern Capital Group, Inc, a Florida retail finance corporation and licensed mortgage brokerage business. She currently holds the position of secretary of The Marion County Libertarian Party and was the Campaign Treasurer for the Cyndi Calvo for State Senate, District 8 Campaign. Since January of 1999, she has served as the secretary of Colmena Corp., a publicly held Delaware corporation and was elected as a member of its board of directors on January 3, 2000.

                          Information Statement Page 8

Douglas L. Wilson, Esquire, Director nominee and general counsel

     Douglas L. Wilson, age 59, has served as our company s general counsel since November 3, 2000 and has been nominated by our board of directors for election as a director, at the annual meeting of stockholders. Mr. Wilson graduated from the University of Arkansas with a bachelor of arts degree in German literature in 1963. After graduation he entered the United States Air Force and served in the Spacetrack Command, stationed in Colorado Springs, Colorado attaining the rank of captain. In 1968, he returned to the University of Arkansas, where he received a law degree in 1970. From 1970 to 1972, Mr. Wilson served as a prosecutor in Benton County, Arkansas. From 1973 to1977, he served as a family court judge, Benton County, Arkansas and, from 1971 to 1977, he was a partner in Adams & Wilson, a law firm located in Rogers, Arkansas, practiced corporate and antitrust law. In 1974 he created a statutory information service for lawyers, ArkStat Service. In 1975, he founded Lawyers Microfilm, Inc., which sold all the decisions of the United States Supreme Court on microfiche. In 1977, he became the first executive director of Ozark Legal Services, a new legal aid program serving 14 counties in Northwest Arkansas. In 1982, Mr. Wilson moved to St. Thomas, Virgin Islands, and became volunteer legal counsel to the Virgin Islands Commission on the handicapped. In 1984, he moved to San Diego, California, and founded MacApplications, a computer applications service for lawyers. From 1985 to 1988, he was a mortgage banker in Santa Barbara, California, working with Guild Financial Express (1985), National Pacific Mortgage (1986), and Tower Financial Services (1987-88). Mr. Wilson moved to Florida in 1989 and from 1990 to 1994 he was a staff attorney for Florida Rural Legal Services, a large legal aid program based in Immokalee, Florida . In 1994, he founded The Wilson Law Firm which is located in Naples, Florida, specializing in employment law. In 1998, he founded ZapJury, Inc., an Internet service for lawyers which will provide case evaluations by mock juries. He is a member of the bars of Arkansas (1970), Florida (1992), the U.S. District Court for the Middle District of Florida (1992), the U.S. Court of Appeals for the Eleventh Circuit (1993), and the U.S. Supreme Court (1974). He has served on numerous boards of directors, including many nonprofit organizations. Since October of 2000, Mr. Wilson has served as general counsel to The Yankees
Companies, Inc., and Colmena Corp. Pursuant to the terms of our company s consulting agreement with Yankees, our company is permitted to share the use of Yankees general counsel, subject to such counsel's superior obligations to Yankees in the event of a conflict of interests.

G. Richard Chamberlin, Director

     G. Richard Chamberlin age 53, has since November 1998, served as a member of our company's board of directors and served as our company's general counsel until March 31, 2000. Until November 11, 1999, he also served as our company's secretary. From 1973 to 1974 he served as Trust Officer with Central Bank & Trust Company, Jonesboro, Georgia. Mr. Chamberlin is a practicing attorney and is a member of the Georgia Bar (since 1974), and the Florida Bar (since 1990). He is also a member of the Bars for the Federal District Court for the Northern District of Georgia (since 1974) and the Federal District Court for the Northern District of Florida (since 1995), the Court of Appeals for the State of Georgia (since 1974) and the Supreme Court for the State of Georgia (since 1974). Mr. Chamberlin is also a member of the Bar for the Eleventh District Court of Appeals (since 1982). He is a graduate of Eastern Military Academy, Huntington, New York (College Prep Diploma, 1964): The Citadel, The Military College of South Carolina (B.A., political science, 1968): and the University of Georgia School of Law (J.D., 1971). Mr. Chamberlin earned a Certificate from the American Bankers Association, National Trust School (1974). Mr. Chamberlin is a two term former member of the Georgia House of Representatives (1979-1983). In the State House, Mr. Chamberlin served on the Following committees: House Journal Committee, Natural Resources Committee, Special Judiciary Committee and Labor Committee. He is a former member of the Counsel for National Policy. He is the founder of the Georgia Roundtable, Inc., and served as President from 1981 to 1986.: He is the founder of the Georgia Heritage Foundation, and served as President from 1982 to 1986. He is the former Principal of Soul's Harbor Christian Academy, Belleview, Florida (1990-1992). Mr. Chamberlin served as national music chairman for the Religious Roundtable, Inc., at the premier event known as the 1992 National Affairs Briefing in Dallas, Texas wherein President George Bush was the keynote speaker. Mr. Chamberlin has received Resolutions of Commendation from the House of Representatives for the Commonwealth of Kentucky
(1985) and from the House of representatives for the State of Georgia (1982). Mr. Chamberlin is former president and director for Atrieties Development Company, Inc., a publicly held corporation involved in the real estate industry (1986 through 1987), and has held licenses as a real estate agent, (Georgia and Florida). He served as President of the Citadel Club of Central Florida, Inc.(1999) Mr. Chamberlin also serves as President of Southern Capital Group, Inc., a Florida corporation, ("SCG") with offices in Ocala, Florida. SCG was

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founded in 1999 to consolidate pre existing business lines in the automotive and mortgage  business.  Mr.  Chamberlin is also  president and sole director of and
majority   stockholder  in  Sports   Collectible   Exchange,   Inc.,  a  Florida
corporation, ("SCE"). SCE was founded in 1999 specializing in the sale and distribution of minor league baseball collectibles. Mr. Chamberlin has agreed to serve another term as a member of our company's board of directors, if elected by the stockholders.

Anthony Q. Joffe, Director

     Anthony Q. Joffe, age 58, has served as a member of our company's board of directors since November, 1998. He also serves on its audit and executive committees. Mr. Joffe holds a degree in Aeronautical Engineering Management from Boston University, Boston, Massachusetts. Subsequent to his graduation, Mr. Joffe was employed as the Quality Control Manager for Cognitronics Corporation, a computer manufacturer, where he was responsible for overseeing the United States Air Force compliance testing program as well as normal day-to-day management. In 1967, Mr. Joffe was employed by General Electric as a production engineer in the insulating materials field. In 1970, Mr. Joffe was employed by King's Electronics, a RF coaxial connector manufacturer, where he was responsible for major accounts and guided the field sales force. In 1973, Mr. Joffe was one of the founders and vice-president of J.S. Love Associates, Inc., a commodity brokerage house no longer in operation (then headquartered in New York City). In 1976, Mr. Joffe formed and served as President and Chief Operating Officer of London Futures, Ltd., a commodity broker with 275 employees in nine offices. London Futures, Ltd. was closed in 1979 and Mr. Joffe moved to Florida. From 1979 until 1986, Mr. Joffe was vice president of Gramco Holdings, Inc. (and its predecessor companies), a firm which owned and operated a variety of companies. These companies included five cemeteries and funeral homes in Broward County, Florida, a 33 acre marina, a general contracting company, a boat title insurance underwriting firm, three restaurants, a real estate brokerage company, a mortgage brokerage company and a leasing company. His responsibilities involved supervision of the day-to-day operations and new business development. From 1986 to 1991, Mr. Joffe served as consultant and/or principal to a variety of small businesses in the South Florida area. In 1989 Mr. Joffe became President of Windy City Capital Corp., a small publicly traded, reported company that was originally formed as a "blind pool" for the express purpose of finding an acquisition candidate. Eventually, a reverse merger was consummated with a computer software company from Pennsylvania. Mr. Joffe then took the position of President of Rare Earth Metals, Inc. (and its predecessor companies), a small publicly traded company which has purchased Spinecare, Inc., a medical clinic in New York. Spinecare changed its name to Americare Health Group and relocated its state domicile to Delaware. Since March of 1993, Mr. Joffe has performed consulting services for First Commodities, Inc., an Atlanta based commodities firm, and has been involved in fund raising for the Multiple Sclerosis Foundation. He also assisted Digital Interactive Associates and IVDS Partnership with financial affairs in conjunction with their successful bid to the Federal Communications Commission for licenses in the cities of Atlanta, Georgia, Minneapolis/St. Paul, Minnesota, and Kansas City, Missouri. Mr. Joffe served as the interim president of Madison Sports & Entertainment Group, Inc., a publicly held Utah corporation then headquartered in Fort Lauderdale, Florida, from September 1, 1994, until February 16, 1996, at which time he became its vice president and vice chairman, chief operating officer, treasurer and chief financial officer until he resigned in 1996. Since 1996, he has founded a boat financing company and joined NorthStar Capital ("NorthStar") as Managing Director. NorthStar is an investment banking firm with offices in Stamford, Connecticut and Boca Raton, Florida which specializes in assisting small to mid size private and publicly traded companies with business and financial planning; acquisition and divestiture: financial public relations and market position advice: and, treasury services. In January 1999, Mr. Joffe was elected to serve as a member of the board of directors of Colmena Corp, a publicly held Delaware corporation, involved in the telecommunications industry. In March of 1999, Mr. Joffe was elected as chairman of the board of directors and in May of 1999, he was elected as the president of Colmena Corp.

J. Bruce Gleason, Director

     Mr. Gleason, age 56, was elected to our company's board of directors, effective as of July 1, 1999, concurrently with the acquisition of American Internet on June 25, 1999. He co-founded American Internet with Michael D. Umile in 1998 and served on the board of directors of American Internet and as its president, chief executive officer and chief financial officer until its merger with WRI. He has a diverse business background with over 30 years experience in sales, marketing and finance. In 1972 Mr. Gleason received a certified general accounting designation from the Certified General Accountants Association located in Ontario Canada. From 1972 until 1974 he was employed by Crawford, Smith & Swallo, a public accounting firm located in Toronto, Canada. In 1973 he founded Photo Shack, Inc., an Ontario corporation which owned and operated a chain of seventy, 24 hour film processing kiosks in Canada which he sold in 1976. In 1982, he founded Gourmet Galley, Inc., and served as president of frozen food distribution in Pompano Beach,

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

Florida, until 1990, when he sold Gourmet Galley, Inc. to a partner. In 1990, he co-founded Southern Telco, Inc., a telecommunications company headquartered in Lighthouse Point, Florida, in which he served as president. Southern Telco, Inc., was sold to Public Teleco, Inc. in 1993. From 1994 until 1996, he served as president of Showcase Group, Inc., a construction company headquartered in Deerfield Beach, Florida which built 27 town houses, after which he conveyed his interest to a third party in 1996. During 1996, he received a legal expense insurance license from the State of Florida Department of Insurance and served as an independent associate for Prepaid Legal Services, Inc. headquartered in Lighthouse Point, Florida, until 1998.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to shareowner ratification, the board of directors, acting upon the recommendation of the audit committee, has reappointed the firm of Daszkal, Bolton, Manela, Devlin & Co., Certified Public Accountants, as independent accountants to examine our company's financial statements for the fiscal year ending June 30, 2001. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting of Stockholders, in person or by proxy, and voting thereon. If this appointment is not ratified by stockholders, the audit committee may reconsider its recommendation.

     One or more representatives of Daszkal, Bolton, Manela, Devlin & Co. are expected to be at the Annual Meeting of Stockholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

                              PLANS OF COMPENSATION

COMPENSATION OF MEMBERS OF OUR COMPANY'S BOARD OF DIRECTORS

     Based on a proposal by Yankees, subject to ratification by our company's stockholders at the Annual Meeting of Stockholders for which this Information Statement has been prepared, the board of directors has passed a resolution providing that members of our company's board of directors (except for Mr. Lipson who has a separate compensation agreement with our company) who are not provided other compensation by our company's subsidiaries, be compensated for their services during the period ending on June 30, 2001, as follows:

* For basic service as a member of our company's board of directors, an option to purchase 15,000 shares of our company's common stock during the twelve month period commencing on July 1, 2000 and ending on June 30, 2001, at an exercise price based on the last reported transaction price for our company's common stock reported on the OTC Bulletin Board on an appropriate measuring date, possibly the first business day following the next annual meeting of our company's stockholders. The options would vest as to 1,250 shares of the underlying common stock per month.

* For service on the audit or executive committee, the option would be increased by an additional 10,000 shares which would vest at the rate of 800 shares per month; and

* For service as the chair of the audit or executive committee, the option would be increased by an additional 5,000 shares which would vest at the rate of 400 shares per month.

     All of the foregoing options would require that the recipient comply on a timely basis with all personal reporting obligations to the Commission pertaining to his or her role with our company and that the recipient serve in the designated position providing all of the services required thereby prudently and in good faith until June 30, 2000 (unless such person was not elected to such position by our company's stockholders despite a willingness and ability to serve). In addition to the compensation described above, our company's directors elected at the Annual Meeting of Stockholders will be entitled to the following contingent compensation and right to indemnification:

(1) In the event that a member of our company's board of directors arranges or provides funding for our company on terms more beneficial than those reflected in our company's current principal financing agreements, copies of which are included among our company's records available through the SEC's EDGAR web site, the director will be entitled, at its election, to either:


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



         (A)   A fee equal to 5% of such savings, on a continuing basis; or

         (B) If equity funding is provided through the director or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

         (C) If equity funding is arranged for our company by the director and our company is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, the director will be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(2) In the event that the director generates business for our company, then, on any sales resulting therefrom, the director will be entitled to a commission equal to 5% of the net income derived by our company therefrom, on a continuing basis. Our company will defend, indemnify and hold the members of its board of directors harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him or her in good faith on behalf of our company, its affiliates or for other persons or entities at the request of the board of directors of our company, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for the members of its board of directors to incur any out of pocket expenses; provided, however, that director permits our company to select and supervise all personnel involved in such defense and that director waives any conflicts of interest that such personnel may have as a result of also representing our company, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

     At Yankees' recommendation, the board of directors has also resolved that at such time as our company has, on a consolidated basis, earned a net, after tax profit of at least $100,000 per quarter for four calendar quarters, our company will:

* Obtain insurance to cover our company's indemnification obligations, if available on terms deemed economically reasonable under the circumstances, which do not materially, detrimentally affect our company's liquidity at the time;

* Provide members of its board of directors who will not have overlapping coverage with health and life insurance coverage, if available on terms deemed economically reasonable under the circumstances, which do not materially, detrimentally affect our company's liquidity at the time; and

* Pay $500 per diem cash allowance for all meetings or functions attended in person rather than by telephone or similar means at the request of our company to all members of the board of directors who are not also officers or employees of our company or its subsidiaries.

     All of the foregoing are reflected in a form of "agreement to serve as a corporate director" that each director nominee will have signed prior to the Annual Meeting of Stockholders, except that the stock bonus provisions will not apply to the businesses that our company intends to acquire within the next sixty days. Copies of the executed agreements will be filed as exhibits to our company's quarterly report on Form 10-QSB or current report on Form 8-K first filed with the Commission following the Annual Meeting of Stockholders.

NON-QUALIFIED STOCK OPTION & STOCK INCENTIVE PLAN, EFFECTIVE AS OF JULY 1, 2000

     At the Annual Meeting of Stockholders, our company's stockholders will be asked to adopt a non-qualified stock option & stock incentive plan for the fiscal year starting on July 1, 2000, for use in compensating officers and employees of our company and its subsidiaries (the "2001 Plan"). The 2001 Plan will be materially similar to our company's Non-Qualified Stock Option & Stock Incentive Plan, Effective as of January 1 , 2000, a copy of which was

                          Information Statement Page 12
filed with the Commission as an exhibit to our report on Form 10-KSB for the year ended June 30, 2000 (the "2000 Plan"), except that the number of shares which our board of directors has requested be reserved for issuance under the 2001 Plan will be 5,000,000.

     The purpose of the 2001 Plan will be to provide an adequate quantity of our common stock for currently unforseen opportunities involving future recruitment of personnel, and establishment of performance incentives for the employees of our current subsidiaries, to attract and retain quality personnel and to make association with our company more attractive to potential acquisition candidates. However, none of the securities involved will be issued as consideration in conjunction with any acquisitions. A maximum of 5,000,000 shares of our company's common stock would be reserved for use in conjunction with award of options under the 2001 Plan, and such common stock could either be issued from treasury shares, authorized but theretofore unissued shares, or shares purchased from current stockholders for such purpose. The 2001 Plan will be administered by a committee of our company's board of directors comprised exclusively of outside directors (the "Committee"), as that term is defined in the Internal Revenue Code of 1996, as amended (the "Code") and potential recipients will include directors, officers, key employees and consultants (other than consultant's that would be ineligible for receipt of securities registered on Commission Form S-8 based on then applicable rules adopted by the Commission) of our company and its subsidiaries. Options issuable will be incentive stock options meeting the requirements of Section 422, et. seq. of the Code, or non-qualified stock options, with the attributes determined by the Committee. The adoption of the 2001 Plan will not restrict the ability of our company's board of directors to authorize the issuance of securities, including stock options, outside the parameters of the 2001 Plan, on a case by case basis.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     No person who has been a member of our company's board of directors or officer of our company at any time since the beginning of the last fiscal year, has been nominated for election as a member of our company's board of directors or who is an associate of any of the foregoing persons, has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office, except that all of the nominees for election as directors other than Mrs. Berardi and Messrs. Caputa and Berardi have an economic interest in the plan for directors compensation. No director of our company has informed our company in writing or otherwise that he or she intends to oppose any action to be taken by our company at the Annual Stockholders Meeting.

          SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholders wishing to have a proposal included in our company's 2000 information statement must submit the proposal so that our company's secretary receives it no later than June 30, 2001. SEC rules set forth standards as to what shareowner proposals are required to be included in an information statement. In addition, our company's Bylaws require that any shareowner wishing to make a nomination for director, or wishing to introduce a proposal or other business, at a shareowner meeting must give our company at least 60 days' advance written notice, and that notice must meet certain requirements set forth in our bylaws. Stockholders may request a copy of our bylaws from the Corporate Secretary, AmeriNet Group.com, Inc., Crystal Corporate Center; 2500 North Military Trail, Suite 225-C, Boca Raton, Florida 33431.

                                 OTHER BUSINESS

     Our company is not aware of any other matters that will be presented for shareowner action at the Annual Meeting of Stockholders.


                       By Order of the Board of Directors
November 22, 2000
                            /s/ Lawrence R. Van Etten
                              Lawrence R. Van Etten
                                    President

                          Information Statement Page 13